UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2008 (May 5, 2008)

Theater Xtreme Entertainment Group, Inc.
______________________________________________
(Exact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 Corporate Boulevard, Suites E &F, Newark, DE		19702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(302) 455-1334

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◘ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◘ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◘ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◘ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2008 Theater Xtreme Entertainment Group, Inc. (“Registrant”) entered into a Financial Advisory and Investment Banking Agreement with American Capital Partners, Inc. (“ACP”) to act as the registrant’s non-exclusive financial and investment banking advisor on matters related to investment banking and corporate financing activities involving the Registrant.

The agreement is for a period of 12 months, cancellable by either party after 30 days, subsequent to an initial 90 day period. The agreement provides that ACP shall receive a fee of $5,000 per month.  Additionally, ACP will receive 350,000 shares of the registrant’s common stock.

Mr. Vincent Pipia, who serves as a director of the registrant, also currently serves as Director of Capital Markets and oversees the investment banking operations of ACP.

The foregoing discussion is qualified in its entirety by reference to the agreement, which is attached as an exhibit to this Current Report.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Financial Advisory and Investment Banking Agreement
dated May 5, 2008, with American Capital Partners, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

May 9, 2008	By:	/s/ Robert Oberosler
	Name:	Robert Oberosler
	Title:	Chief Executive Officer